UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2015

SCIENCE TO CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-185928	33-1227949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Faraday Str. 31, Leipzig, Germany	04159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 49(0)1738264717

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 18, 2015, Burt Ensley resigned as chief executive officer of our company. Mr. Ensley will remain as a company advisor. In connection with the resignation of Mr. Ensley, Edwon Lam was appointed as chief executive officer.

Mr. Ensley's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Edwon Lam - Chief Executive Officer

Mr. Lam has twenty years of marketing management experience in the consumer packaged goods industry consistently increasing revenue, market share and profitability combined with 2 years experience in marketing research consultancy. Mr. Lam defined, launched and marketed over 10 successful, profitable products for US cosmetic products in China and has expertise in e-commerce management in consumer goods

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE TO CONSUMERS, INC.

/s/ Edwon Lam
Edwon Lam
Chief Executive Officer

Date: August 24, 2015